UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

Robbins & Myers, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-13651	31-0424220
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10586 Highway 75 North, Willis, TX		77378
(Address of principal executive offices)		(Zip code)

936-890-1064

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As reported on separate Forms 4 filed on December 28, 2012, Peter C. Wallace, President and Chief Executive Officer of Robbins & Myers, Inc. (the “Company”), Kevin J. Brown, Interim Chief Financial Officer of the Company, Saeid Rahimian, Senior Vice President and President of the Energy Services Group of the Company, Aaron Ravenscroft, Vice President and President of the Process & Flow Control Group of the Company, Jeffrey L. Halsey, Vice President – Human Resources of the Company, and Richard J. Giromini, a director of the Company, exercised certain vested stock options, used common shares of the Company to pay the exercise price and certain withholding taxes incurred in connection with such option exercises, and/or sold common shares of the Company. These transactions were executed in connection with year-end tax planning and each individual has advised the Company that he currently does not intend to exercise additional vested stock options or sell additional common shares of the Company prior to the closing of the previously announced merger with National Oilwell Varco, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROBBINS & MYERS, INC.

December 31, 2012	By:	/s/ Peter C. Wallace
	Name:	Peter C. Wallace
	Title:	President and Chief Executive Officer